Exhibit 99.1

ANADIGICS ANNOUNCES END OF “GO SHOP” PERIOD AND
THE RECEIPT OF ACQUISTION PROPOSALS

WARREN, N.J., December 7, 2015 — ANADIGICS, Inc. (Nasdaq: ANAD) (“ANADIGICS” or the “Company”) today announced the expiration of the previously-announced "Go-Shop Period" and the receipt of Acquisition Proposals (as defined in the GaAs Labs Merger Agreement referenced below) for the Company.

As previously announced, on November 11, 2015, ANADIGICS entered into an agreement and plan of merger pursuant to which affiliates of GaAs Labs, LLC ("GaAs Labs") would acquire all of the outstanding shares of ANADIGICS common stock on a fully diluted basis for $0.35 per share net in cash, pursuant to an all cash tender offer and second step merger (the "GaAs Labs Merger Agreement"). Under the terms of the GaAs Labs Merger Agreement, ANADIGICS was permitted to solicit alternative Acquisition Proposals (as defined in the GaAs Labs Merger Agreement) from third parties during the “Go-Shop Period," which ended at 11:59 p.m. New York City time on December 6, 2015.

ANADIGICS today announced that its efforts during the Go-Shop Period have elicited Acquisition Proposals, which the Board of Directors of the Company has determined are likely to lead to an offer superior to that reflected in the GaAs Labs Merger Agreement (a "Superior Offer," as defined in that Agreement). ANADIGICS will therefore continue to negotiate with each of these parties in accordance with the terms of the GaAs Labs Merger Agreement.

Subject to the terms of the GaAs Labs Merger Agreement, ANADIGICS has the right to terminate that Agreement in order to accept a Superior Offer. There can be no assurance that any of the Acquisition Proposals received during the Go-Shop Period will in fact lead ultimately to a Superior Offer.

This press release is neither an offer to purchase nor a solicitation of an offer to sell any securities. The solicitation and the offer to buy the Shares are being made pursuant to an offer to purchase and related materials that Purchaser has filed with the SEC and mailed to the company’s stockholders. Purchaser has filed a tender offer statement on Schedule TO with the SEC with respect to the offer, and the company has filed a solicitation/recommendation statement on Schedule 14D-9 with respect to the Offer. The tender offer statement (including an offer to purchase, a related letter of transmittal and other offer documents) and the solicitation/recommendation statement contain important information that should be read carefully and considered before any decision is made with respect to the tender offer. These materials are available at no charge from the SEC through its website at www.sec.gov.

About ANADIGICS, Inc.

ANADIGICS, Inc. (NASDAQ: ANAD) (“ANADIGICS” or the “Company”) designs and manufactures innovative radio frequency (RF) solutions for the growing CATV infrastructure, small-cell, WiFi, and cellular markets. Headquartered in Warren, NJ, ANADIGICS offers RF products with exceptional reliability, performance and integration to deliver a unique competitive advantage to OEMs and ODMs for infrastructure and mobile applications. The Company’s award-winning solutions include line amplifiers, upstream amplifiers, power amplifiers, front-end ICs, front-end modules and other RF components. For more information, visit www.anadigics.com

Safe Harbor Statement

Except for historical information contained herein, this press release contains projections and other forward-looking statements (as that term is defined in the Securities Exchange Act of 1934, as amended). These projections and forward-looking statements reflect the Company's current views with respect to future events and financial performance and can generally be identified as such because the context of the statement will include words such as "believe", "anticipate", "expect", "goal," "objective," "plan" or words of similar import. Similarly, statements that describe our future plans, objectives, estimates or goals are forward-looking statements. No assurances can be given, however, that these events will occur or that these projections will be achieved and actual results and developments could differ materially from those projected as a result of certain factors. You are cautioned that any such forward-looking statements are not guarantees of future performance and involve risk and uncertainties, as well as assumptions that if they materialize or prove incorrect, could cause results to differ materially from those expressed or implied by such forward-looking statements. Further, all statements, other than statements of historical fact, are statements that could be deemed forward-looking statements.  We assume no obligation and do not intend to update these forward-looking statements, except as may be required by law. Important factors that could cause actual results and developments to be materially different from those expressed or implied by such projections and forward-looking statements include those factors detailed from time to time in our reports filed with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the year ended December 31, 2014, and those discussed elsewhere herein.

Investor Relations

Terrence Gallagher

Executive Vice President and CFO

ANADIGICS, Inc.

141 Mt. Bethel Road

Warren, NJ 07059

Tel: +1 908 668-5000

E-mail: tgallagher@anadigics.com